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                                                                      Exhibit 21
                          KAISER GROUP HOLDINGS, INC.
                   9300 Lee Highway, Fairfax, Virginia 22031
                                (703) 934-3300

Kaiser Group Holdings, Inc.'s consolidated subsidiaries are listed below. Consolidated subsidiaries that are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

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                                                                                    Jurisdiction
Consolidated Subsidiary                                                             of Formation
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

I.   Kaiser Group International, Inc.                                                   Delaware
     II.   Henry J. Kaiser Development Corporation, Inc.                                Delaware
     II.   Kaiser Engineers Group, Inc.                                                 Delaware
           III.  Henry J. Kaiser Company                                                  Nevada
           III.  Kaiser Engineers, Inc.                                                     Ohio
                 IV.  KRGW Company (Canada), Inc.                                         Canada
                 IV.  Kaiser Overseas Engineering, Inc.                                 Delaware
                 IV.  Kaiser Engineers and Constructors, Inc.                             Nevada
                      V.  Kaiser Engenharia, S.A. (50%)                                 Portugal
                      V.  ICF Pty Ltd. (50%)                                           Australia
                 IV.  Kaiser Engineers International, Inc.                                Nevada
                      V.  Kaiser Panama S.A.                                              Panama
                      V.  Kaiser Engenharia, S.A. (50%)                                 Portugal
                      V.  ICF Pty Ltd. (50%)                                           Australia
                 IV.  KE Services Corporation                                           Delaware
     II.  Kaiser Engineers Massachusetts, Inc.                                          Delaware
     II.  Kaiser Government Programs, Inc.                                              Delaware
          III.  Kaiser K-H Holdings, Inc.                                               Delaware
                IV.  Kaiser-Hill Company, LLC (50%)                                     Colorado
                     V.  Kaiser-Hill Funding Company, L.L.C. (98%)                      Delaware
                IV.  Kaiser-Hill Funding Company, L.L.C. (1%)                           Delaware
     II.  Kaiser Hanford Company                                                        Delaware
     II.  Kaiser Holdings Unlimited, Inc.                                               Delaware
          III.  Cygna Consulting Engineers and Project Management, Inc.               California
          III.  Excell Development Construction, Inc.                                   Delaware
          III.  Kaiser Engineers Eastern Europe, Inc.                                   Delaware
                IV.  Kaiser Netherlands B.V. (10%)                                   Netherlands
          III.  Kaiser Netherlands B.V. (90%)                                        Netherlands
     II.  Kaiser Technology Holdings, Inc.                                              Delaware
          III.  Kaiser Advanced Technology, Inc.                                           Idaho
                IV.  ICF Kaiser Advanced Technology of New Mexico, Inc.               New Mexico
     II.  Monument Select Insurance Company                                              Vermont
     II.  Tudor Engineering Company
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